Exhibit 10.20

                               eAcceleration Corp.
                 Acceleration Software International Corporation
                             1223 NW Finn Hill Road
                            Poulsbo, Washington 98370


                                                   May 1, 2000

Millennium Capital Quest
222 Munson Road
Wolcott, Connecticut 06716

          Re: Consulting Agreement Dated July 12, 1999 between Acceleration Software International Corporation and you (the "Consulting Agreement")

Gentlemen:

     This letter confirms the following:

     1. The Consulting Agreement is hereby terminated in its entirety. In this connection, you agree that you will not receive any further compensation from the undersigned (the "Company") pursuant to the Consulting Agreement, and you acknowledge that you have not received any compensation from the Company relating to any particular offering of securities.

     2. You hereby acknowledge that no amounts have been or will be incurred or paid pursuant to paragraph 6 of the Consulting Agreement, including for any marketing or advertising.

     3. You acknowledge that you have not provided to the Company any services relating to the following:

          (a) coordinating communications between the Company and investment banks or equity investor groups;

          (b)   attracting investor venture capital or joint venture partners;

          (c) structuring or promoting the Company's initial public offering or any other offering of securities by the Company;

          (d) finding for the Company suitable broker-dealers and/or market makers to sell and/or trade any of the Company's stock, whether in the U.S. or in the

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                European markets; or

          (e) finding or arranging investments by any investor in the Company's initial public offering.

     4. Neither you, nor any of your affiliates, including, but not limited to DigitalIPO.com, will provide any of the services described in paragraph 3 hereof to us in connection with our initial public offering.

     5. The five-year options to purchase 34,300 shares of eAcceleration Corp.'s common stock at an exercise price equal to $4.78 per share granted to you pursuant to section 5A(v) of the Consulting Agreement shall be represented by the option certificate attached hereto as exhibit A.

     If the foregoing accurately sets forth our understanding, please sign where indicated below.

                                       Very truly yours,


                                       EACCELERATION CORP.

                                       ACCELERATION SOFTWARE
                                       INTERNATIONAL CORPORATION


                                       By: /s/ Clint Ballard
                                          ------------------------------
                                          Clint Ballard
                                          President

Accepted and agreed as of the date first above written:


MILLENNIUM CAPITAL QUEST

By:   /s/ Gregg Nolan
   ------------------------------
   Name:  Gregg Nolan
   Title: C.F.O.

Exhibit A


THE OPTIONS EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE OPTIONS AND ANY SHARES OF COMMON STOCK ISSUABLE PURSUANT THERETO HAVE BEEN AND WILL BE ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THE OPTIONS AND/OR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THE OPTIONS AND SUCH SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.


           Void after 5:00 p.m. New York City time, on April 30, 2010.
                Option to Purchase 34,300 Shares of Common Stock.


                         OPTION TO PURCHASE COMMON STOCK
                                       of
                               eAcceleration Corp.


        This is to certify that, FOR VALUE RECEIVED, MILLENIUM CAPITAL QUEST, or permitted assigns ("Holder"), is entitled to purchase, subject to the provisions of this option certificate, from eAcceleration Corp., a Delaware corporation (the "Company"), 34,300 fully paid, validly issued and nonassessable shares of the common stock, $.0001 par value (the "Common Stock"), of the Company at an exercise price of $4.78 per share (the "Exercise Price"), at any time or from time to time during the period commencing on the date hereof and terminating on April 30, 2010 (the "Termination Date"), but not later than 5:00 p.m. New York City Time, on the Termination Date (subject to the provisions of this option certificate). The number of shares of Common Stock to be received upon the exercise of this option certificate and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The rights granted by this option certificate to purchase shares of Common Stock are hereinafter sometimes referred to as the "Options;" the shares of Common Stock deliverable upon exercise of the Options, as adjusted from time to time, are hereinafter sometimes referred to as "Option Shares;" and the exercise price of a share of Common Stock in effect at any time, as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price." The Options have been granted outside of the Company's 1999 Stock

Incentive Compensation Plan (the "1999 Plan"); provided, however, that, except as specifically provided in this option certificate, the Options shall be governed and interpreted in accordance with the provisions of the 1999 Plan.

1.      Duration.

             Subject to the earlier termination as provided herein or under the 1999 Plan, the Option shall expire at the close of business on April 30, 2010 (the "Termination Date").

2.      Written Notice of Exercise.

             The Options may be exercised only by delivering to the President or Secretary of the Company, at the Company's principal executive offices, of a written notice of exercise substantially in the form described in paragraph 8 hereof.

3.      Anti-Dilution Provisions.

        (a) If there is any stock dividend, stock split, or combination of shares of Common Stock, the number and amount of Option Shares then subject to the Options shall be proportionately and appropriately adjusted as determined by the Committee, whose determination shall be final, conclusive and binding upon Holder and the Company.

        (b) If there is any other change in the Common Stock, including a recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the Option Shares then subject to the Options as the Board of Directors or Committee may deem equitable, and whose determination shall be final, conclusive and binding upon Holder and the Company. Failure of the Board of Directors or the Committee to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to in this Paragraph 3(b) shall be conclusive evidence that no adjustment is required in consequence of such action.

        (c) If the Company is merged into or consolidated with any other corporation and the Company is not the surviving corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of the Options after such event, or for the substitution for the Options of an option covering the number and class of securities which Holder would have been entitled to receive in such merger or consolidation by virtue of such sale if Holder had been the holder of record of a number of shares of Common Stock equal to the number of Option Shares covered by the unexercised portion of the Options, or
(ii) the Company shall give to Holder written notice of its election not to cause such provision to be made and the Options shall become exercisable in full (or, at the election of Holder in part) at any time during a period of twenty days, to be designated by the Company, ending not more than ten days prior to the effective date of the merger, consolidation or sale, in which case the Options shall not be exercisable to any extent after the expiration of such twenty-day period. In no event, however, shall the Options be exercisable after the Termination Date.

4.      Investment Representation and Legend of Certificates.

            Holder acknowledges and agrees that, for any period in which a registration statement, with respect to the Options and/or Option Shares under the Securities Act of 1933, as amended (the "Securities Act"), is not effective, Holder shall hold the Options and will purchase and/or own the Option Shares for investment and not for resale or distribution. The Company shall have the right to place upon the face and/or reverse side of any stock certificate or certificates evidencing the Option Shares such legend as the Committee may prescribe for the purpose of preventing disposition of such Option Shares in violation of the Securities Act.

5.      Non-Transferability.

            The Options shall not be transferable by Holder other than by will or by the laws of descent or distribution, and are exercisable during the lifetime of Holder only by Holder. The terms of this option certificate shall be binding upon the executors, administrators, heirs, successors and assigns of Holder.

6.      Certain Rights Not Conferred by Option.

            Holder shall not, by virtue of holding Options, be entitled to any rights of a stockholder in the Company.

7.      Expenses.

            The Company shall pay all original issue and transfer taxes with respect to the issuance of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

8.      Exercise of Options.

            (a) The Options shall become exercisable cumulatively to the extent of the total number of Option Shares on each of the following dates:

Date    Number of Option Shares
----    -----------------------

Immediately. . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,860
May 1, 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,860
May 1, 2002. . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,860
May 1, 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,860

                                        4
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May 1, 2004. . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,860

            (b) The Options shall be exercisable, in whole or part and from time to time, by written notice of such exercise, delivered to the President or Secretary of the Company, at the Company's principal office by personal delivery, against written receipt therefor, or by pre-paid, certified or registered mail, return receipt requested. Such notice shall specify the number of Option Shares for which Options are being exercised (which number, if less than all of the Option Shares then subject to exercise, shall be 50 or an integral multiple thereof) and shall be accompanied by payment of the full exercise price for the Option Shares for which Options are being exercised.

            (c) The form of payment of the Exercise Price for Option Shares purchased pursuant to Options shall consist of (i) cash; (ii) check (subject to collection); (iii) in the discretion of the Board of Directors of the Company or the Committee administering the 1999 Plan, by (A) delivery to the Company of a promissory note, (B) surrender to the Company of other shares of Common Stock owned by Holder which are then registered under the Securities Act or otherwise publicly saleable under Rule 144 or other applicable exemption under the Securities Act and have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Option Shares as to which Options shall be exercised, (C) assignment to the Company of the net proceeds (to the extent necessary to pay such Exercise Price) to be received from a registered broker upon the sale of the Option Shares or assignment of the net proceeds (to the extent necessary to pay such Exercise Price) of a loan from such broker in such amount or (D) such other consideration and method of payment for the issuance of stock to the extent permitted under Delaware law and satisfying the requirements of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended; or (iv) any combination of such methods of payment.

            (d) Any promissory  note (the "Note")  delivered  pursuant to clause
(iii)(A) of paragraph 8(c) shall be in the form prescribed by the Board of Directors of the Company or the Committee administering the 1999 Plan and shall be in the principal sum of such total Exercise Price, bear interest at the applicable federal rate (as such term is defined in the Code) in effect as of the date of the Note and be duly executed by Holder.

            (e) No Shares shall be delivered upon exercise of Options until all laws, rules and regulations which the Board of Directors of the Company or the Committee administering the 1999 Plan may deem applicable have been complied with. If a registration statement under the Securities Act is not then in effect with respect to the shares issuable upon such exercise, the Company may require as a condition precedent that Holder, upon exercising the Options, deliver to the Company a written representation and undertaking, satisfactory in form and substance to the Committee, that, among other things, Holder is acquiring the shares for Holder's own account for investment and not with a view to the distribution thereof.

            (f) Holder shall not be considered a record holder of the Option Shares so purchased for any purpose until the date on which Holder is actually recorded as the holder of such Option Shares in the records of the Company.

           (g) In the event of Holder's death, disability or termination of employment, the exercisability of Options shall be governed by the provisions of the 1999 Plan, unless such provisions are waived by the Committee, in the Committee's sole discretion.


Dated: As of May 1, 2000                        EACCELERATION CORP.


                                        By:    /s/ Clint Ballard
                                            ---------------------------------
                                            Name:    Clint Ballard
                                            Title:   President



             Holder acknowledges receipt of a copy of the 1999 Plan and certain information related thereto and represents that Holder is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. Holder has reviewed the 1999 Plan and this option agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this option agreement and fully understands all of the terms and provisions of the Options and this option agreement. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions rising under the 1999 Plan. Holder further agrees to notify the Company upon any change in the residence address indicated below.



Accepted and agreed as of the date first set forth above:

MILLENNIUM CAPITAL QUEST

By: /s/ Gregg R. Nolan
   -----------------------------
   Name:  Gregg R. Nolan
   Title: C.F.O.

Address: 222 Munson Road
         Wilcott, CT  06716